UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 27, 2004

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Item 12. Disclosure of Results of Operations and Financial Condition.

Attached as an exhibit hereto is a press release and financial tables dated July 27, 2004 issued by Verizon Communications Inc. The information contained in this report, including the exhibit attached hereto, is also intended to be furnished under Item 9 “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Non-GAAP Measures

Verizon’s press release and financial tables include financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. The non-GAAP financial information may be determined or calculated differently by other companies.

The consolidated statements of income before special items eliminate special items and non-recurring items of revenues, expenses, gains and losses primarily as a result of their non-operational and/or non-recurring nature. Management believes this presentation of operating performance assists readers in better understanding our results of operations and trends from period to period, consistent with management’s evaluation of Verizon’s consolidated and segment results of operations for a variety of internal measures including strategic business planning, capital allocation and compensation. Management believes that the consolidated statements of income before special items provide current and prior period results of operations on a comparable basis as well as provide trends that are more indicative of future operating results than GAAP results of operations, given the non-operational and/or non-recurring nature of the special items removed for purposes of reporting results of operations before special items. While some of these items have been periodically reported in Verizon’s consolidated results of operations, such as significant severance and impairment charges, their occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of management. As a result of these factors, management also provides this information externally, along with a complete reconciliation to their comparable GAAP amounts so readers have access to the detail and general nature of adjustments made to GAAP results. Complete descriptions of the special items are provided in the schedules accompanying the news release.

Management believes that Verizon’s operating income margins adjusted to exclude net pension and other postretirement expenses (OPEB), Domestic Telecom’s operating income margins and cash expenses excluding pension/OPEB, Verizon Wireless operating income before depreciation and amortization (EBITDA) and EBITDA margin and Verizon Information Services revenues adjusted to exclude European operations, additional non-GAAP financial measures, are also useful to investors and other users of our financial information in evaluating operating financial performance. Operating income margins and cash expenses excluding net pension/OPEB expenses are non-GAAP operating performance measures used internally to evaluate current and prior operating expense efficiency, as well as assist management in evaluating the financial results of Verizon and its largest operating segment with and without a significant expense driver compared to prior periods. Management believes this presentation assists readers in better understanding the impact of this significant expense driver on our results of operations and trends from period to period. In addition, Verizon Wireless EBITDA is determined by adding-back depreciation and amortization to operating income and the Verizon Wireless EBITDA margin is calculated by dividing Verizon Wireless EBITDA by Verizon Wireless’s service revenues. Verizon Wireless EBITDA and EBITDA margin are non-GAAP operating performance measures that are used internally to evaluate current operating expense efficiency and operating profitability on a more variable cost basis by excluding the depreciation and amortization expenses related primarily to capital expenditures and acquisitions (particularly customer base amortization) that occurred in prior years. In addition, Verizon management uses this information to evaluate operating performance in relation to Verizon Wireless’s competitors. The Verizon Wireless EBITDA margin utilizes service revenues rather than total revenues. Service revenues exclude primarily equipment revenues (as well as other non-service revenues) in order to capture the impact of providing service to the wireless customer base on an ongoing basis. Verizon Wireless’s EBITDA margin is presented along with Verizon Wireless’s operating income margin so as not to imply more emphasis should be placed on it than the corresponding GAAP measure. Management believes this presentation assists readers in preparing comparisons of this type of performance measure (operating profitability) using the GAAP measure as well as the measure segment management evaluates segment results and performs comparisons to other wireless carriers. Also, revenue growth of Verizon Information Services excluding revenues from European operations sold in 2003 was included in Verizon’s earnings release to highlight the fact that a significant component (over half) of the reported revenue decline pertained to the prior year sale of a portion of Information Services’ operations. Management believes this comparison enhances year-over-year comparisons of Verizon Information Services’ results of operations.

Free cash flow, a non-GAAP financial measure, is also useful to investors and other users of our financial information in evaluating liquidity and operating financial performance. Free cash flow is a financial measure that is commonly used by readers of financial information in assessing financial performance, including liquidity and the company’s ability to meet obligations with available cash flows and cash balances. Management uses free cash flow information for allocating resources to debt repayment and for other cash investing and financing activities. The definition of free cash flow, cash from operating activities less capital expenditures and dividends paid to Verizon’s shareowners, is readily determinable from amounts provided in Verizon’s consolidated statements of cash flows.

It is management’s intent to provide Non-GAAP financial information to enhance understanding of Verizon’s GAAP consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	July 27, 2004	/s/ David H. Benson
David H. Benson Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99	Press release and financial tables, dated July 27, 2004, issued by Verizon Communications Inc. and contained in its Investor Relations Bulletin.